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                                                                  Exhibit (p)(8)

                                POWER OF ATTORNEY

        I, the undersigned Trustee of Asian Small Companies Portfolio, a New York trust, do hereby constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, to sign for me, in my name in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

        IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.


Signature                                   Title              Date
---------                                   -----              ----

/s/ Lynn A. Stout                           Trustee            November 16, 1998
--------------------------------
Lynn A. Stout